SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 30, 2009 (June 24, 2009)

BILL BARRETT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1099 18th Street, Suite 2300

Denver, Colorado 80202

(Address of principal executive offices including Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2009, Bill Barrett Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, Deutsche Bank Securities Inc., and J.P. Morgan Securities Inc., as representatives of the several underwriters identified therein (together, the “Underwriters”) relating to the public offering of $250 million in aggregate principal amount of its 9.875% Senior Notes due 2016 (the “Notes”).

The Company offered the Notes pursuant to the Prospectus Supplement dated June 30, 2009, to the Prospectus dated June 24, 2009 (together, the “Prospectus”), which forms a part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-158778) filed with the Securities and Exchange Commission (the “SEC”) on April 24, 2009 (the “Registration Statement”), as amended by Post-Effective Amendment No. 1 thereto, which became effective upon filing with the SEC on June 24, 2009.  The Notes will be unsecured, unsubordinated obligations of the Company.  Initially, all of the Company’s subsidiaries will fully and unconditionally guarantee the Notes. Closing of the issuance and sale of the Notes is scheduled for July 8, 2009, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, conditions, indemnification obligations and rights to terminate. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

The Company intends to use the net proceeds from the offering to repay borrowings under its revolving credit facility.

The Underwriters and certain of their affiliates have provided and may in the future provide financial advisory, investment banking and commercial and private banking services in the ordinary course of business to the Company, one or more of our directors or officers and/or one or more of our affiliates, for which they receive customary fees and expense reimbursement. Affiliates of the Underwriters are lenders and/or agents under our revolving credit facility and as such are entitled to be repaid with the net proceeds of the offering that are used to repay the revolving credit facility. In addition, Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated or their affiliates acted as underwriters in the offering of our 5% Convertible Senior Notes due 2028. Affiliates of Barclays Capital Inc., one of the Underwriters, own approximately 7.5% of the shares of our common stock.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above hereby is incorporated by reference.

Item 7.01. Regulation FD Disclosure.

The Company’s press release announcing the commencement of the offering described above in Item 1.01 is filed herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

1.1

Underwriting Agreement, dated June 30, 2009, among Bill Barrett Corporation, its subsidiaries, as guarantors, and Banc of America Securities LLC, Deutsche Bank Securities Inc., and J.P. Morgan Securities Inc., as representatives of the several underwriters identified therein.

99.1	Press release dated June 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

BILL BARRETT CORPORATION

(Registrant)

June 30, 2009	By:	/s/ Francis B. Barron
Francis B. Barron
Executive Vice President—General Counsel; and Secretary